UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-16707 (Commission File Number)	22-3703799 (I.R.S Employer Identification Number)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.75% Junior Subordinated Notes	PJH	New York Stock Exchange
5.70% Junior Subordinated Notes	PRH	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2020, Prudential International Insurance Holdings, Ltd. (“PIIH”), a subsidiary of Prudential Financial, Inc. (“Prudential” or the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with KB Financial Group Inc. (the “Buyer”), pursuant to which PIIH has agreed to sell to the Buyer all of the issued and outstanding capital stock of The Prudential Life Insurance Company of Korea, Ltd. (“POK”), the Company’s Korean insurance business, for cash consideration of approximately 2.3 trillion Korean Won, equal to approximately U.S. $1.9 billion at current exchange rates, to be paid at closing.

The Share Purchase Agreement contains customary warranties and covenants of PIIH and the Buyer. The Company expects the transaction to close by the end of 2020, subject to regulatory approval and the satisfaction of customary closing conditions.

POK’s 2019 pre-tax adjusted operating income was $228 million.  The Company expects to record an after-tax loss in net income of approximately $300 million as a result of the transaction. The Company intends to use the proceeds of the transaction for general corporate purposes.

The foregoing description of the Share Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Share Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1. The warranties in the Share Purchase Agreement have been made solely for the benefit of the other parties to such agreement and (i) may have been qualified by disclosures made to such other parties, (ii) were made only as of the dates specified in the Share Purchase Agreement and are subject to more recent developments, which may not be fully reflected in the Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreement and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these warranties may not describe the actual state of affairs and should not be relied upon.

Item 7.01	Regulation FD Disclosure

The Company is furnishing herewith as Exhibit 99.1 a news release announcing the transaction.

Forward-Looking Statements and Non-GAAP Measures

Certain of the statements included in this Current Report on Form 8-K, such as those regarding the expected closing of the transaction and the receipt and use of the proceeds thereof and the expected after-tax loss in net income as a result of the transaction, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K. The ultimate gain or loss associated with the transaction will be determined based on the book value of POK at closing. The Company does not undertake to update any particular forward-looking statement included in this document.

This Current Report on Form 8-K includes a reference to adjusted operating income. Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources. More information about adjusted operating income can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

2.1	Share Purchase Agreement, dated April 10, 2020. *
99.1	News release of Prudential Financial, Inc. (furnished and not filed).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Certain confidential information contained in this exhibit, marked by [***], has been omitted because it (i) is not material and (ii) would likely cause competitive harm to the Company if it were to be publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2020

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero
Name:	John M. Cafiero
Title:	Vice President and Assistant Secretary